EXHIBIT 99.1

CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2005

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2005.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our results of operations for this period have been finally compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we do not attempt to provide guidance on:

(a)                        production which may be obtained through future exploratory drilling;

(b)                       dry hole and abandonment costs that may result from future exploratory drilling;

(c)                        the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;

(d)                       gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance; and

(e)                        capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur.

As discussed in “Capital Expenditures”, a significant portion of our 2005 planned exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2005.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.

Year Ending December 31, 2005
	Estimated First Quarter	Estimated Second Quarter	Estimated Third Quarter	Estimated Fourth Quarter
(Dollars in thousands, except per unit data)

Average Daily Production:
Gas (Mcf)	49,500 to 53,500	47,500 to 51,500	44,000 to 48,000	44,500 to 48,500
Oil (Bbls)	6,550 to 6,750	6,150 to 6,350	5,700 to 5,900	5,600 to 5,800
Natural gas liquids (Bbls)	625 to 675	600 to 700	575 to 625	550 to 650
Total gas equivalents (Mcfe)	92,550 to 98,050	88,000 to 93,800	81,650 to 87,150	81,400 to 87,200

Differentials:
Gas ($/Mcf)	$(.40) to $(.70)	$(.40) to $(.70)	$(.40) to $(.70)	$(.40) to $(.70)
Oil ($/Bbl)	$(1.90) to $(2.50)	$(1.95) to $(2.55)	$(2.00) to $(2.60)	$(2.00) to $(2.60)
Natural gas liquids ($/Bbl)	$(13.00) to $(17.00)	$(13.00) to $(17.00)	$(13.00) to $(17.00)	$(13.00) to $(17.00)

Costs Variable by Production ($/Mcfe):
Production expenses (including production taxes)	$1.30 to $1.50	$1.30 to $1.50	$1.35 to $1.55	$1.35 to $1.55
DD&A – Oil and gas properties	$1.15 to $1.45	$1.15 to $1.45	$1.15 to $1.45	$1.15 to $1.45

Other Revenues (Expenses):
Natural gas services:
Revenues	$1,950 to $2,050	$1,950 to $2,050	$1,950 to $2,050	$1,950 to $2,050
Operating costs	$(1,800) to $(1,900)	$(1,800) to $(1,900)	$(1,800) to $(1,900)	$(1,800) to $(1,900)
Exploration costs:
Abandonments and impairments	$(3,200) to $(4,200)	$(1,000) to $(2,000)	$(1,000) to $(2,000)	$(1,000) to $(2,000)
Seismic and other	$(2,600) to $(3,400)	$(2,600) to $(3,400)	$(2,600) to $(3,400)	$(2,600) to $(3,400)
DD&A – Other	$(725) to $(775)	$(725) to $(775)	$(725) to $(775)	$(725) to $(775)
General and administrative	$(2,700) to $(2,900)	$(3,000) to $(3,200)	$(2,600) to $(2,800)	$(3,200) to $(3,400)
Interest expense	$(2,750) to $(2,850)	$(2,850) to $(2,950)	$(2,850) to $(2,950)	$(2,850) to $(2,950)
Other income (expense)	$25 to $50	$25 to $50	$25 to $50	$25 to $50

Income Tax Rate:
Current and deferred	35%	35%	35%	35%

Weighted Average Shares Outstanding (in thousands):
Basic	10,750 to 10,850	10,750 to 10,850	10,850 to 10,950	10,850 to 10,950
Diluted	11,400 to 11,600	11,400 to 11,600	11,500 to 11,700	11,500 to 11,700

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2005.

	Total Planned Expenditures Year Ended December 31, 2005	Percentage of Total
	(In thousands)

Louisiana	$51,900	42%
Permian Basin	48,300	39%
South and East Texas	8,300	7%
Utah/Montana	5,700	4%
Mississippi	4,700	4%
Other	5,200	4%
	$124,100	100%

Approximately 66% of the planned expenditures shown in the preceding table relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than developmental prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual expenditures during 2005 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  We do not attempt to forecast our success rate on exploratory drilling.  Accordingly, these current estimates do not include any costs we may incur to complete our successful exploratory wells and construct the required production facilities for these wells.  Also, we are actively searching for other opportunities to increase our oil and gas reserves, including the evaluation of new prospects for exploratory and developmental drilling activities and potential acquisitions of proved oil and gas properties.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during 2005.

Supplementary Information

Oil and Gas Production

The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2005.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2005
	Estimated First Quarter	Estimated Second Quarter	Estimated Third Quarter	Estimated Fourth Quarter

Gas (Mcf):
Austin Chalk (Trend)	2,623	2,446	2,304	2,218
Cotton Valley Reef Complex	17,467	15,220	13,359	12,043
Louisiana	17,511	16,549	13,935	14,924
Permian Basin	13,177	14,703	15,902	16,826
Other	722	582	500	489
	51,500	49,500	46,000	46,500

Oil (Bbls):
Austin Chalk (Trend)	1,916	1,822	1,810	1,842
Louisiana	1,456	1,198	859	728
Permian Basin	3,211	3,164	3,066	3,065
Other	67	66	65	65
	6,650	6,250	5,800	5,700

Natural Gas Liquids (Bbls):
Austin Chalk (Trend)	272	265	231	231
Permian Basin	222	220	217	217
Louisiana	156	165	152	152
	650	650	600	600

The estimates shown in the preceding table include production from the Orleans Levee District No. 1 (American Bay) well in Plaquemines Parish, Louisiana which is expected to be placed into production in the fourth quarter of 2005.

Accounting for Derivatives

The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to December 31, 2004.

Floors:

	Gas		Oil
	MMBtu	Floor	Bbls	Floor
Production Period:
1st Quarter 2005	1,800,000	$4.50	117,000	$28.00
1st Quarter 2005	1,180,000	$5.00
2nd Quarter 2005	1,820,000	$4.50	118,300	$28.00
2nd Quarter 2005	1,280,000	$5.00
3rd Quarter 2005	1,840,000	$4.50	119,600	$28.00
4th Quarter 2005	1,840,000	$4.50	119,600	$28.00

	9,760,000		474,500

Collars:

	Gas			Oil
	MMBtu (a)	Floor	Ceiling	Bbls	Floor	Ceiling
Production Period:
1st Quarter 2005	649,000	$4.00	$5.23	170,000	$23.00	$25.41
2nd Quarter 2005	630,000	$4.00	$5.23	168,000	$23.00	$25.41
3rd Quarter 2005	607,000	$4.00	$5.23	165,000	$23.00	$25.41
4th Quarter 2005	588,000	$4.00	$5.23	162,000	$23.00	$25.41
2006	2,024,000	$4.00	$5.21	613,000	$23.00	$25.32
2007	1,831,000	$4.00	$5.18	562,000	$23.00	$25.20
2008	1,279,000	$4.00	$5.15	392,000	$23.00	$25.07
	7,608,000			2,232,000

(a)          One MMBtu equals one Mcf at a Btu factor of 1,000.

In December 2004, we terminated gas swaps covering 1,800,000 MMBtu at a fixed gain of $2 million which will be realized in the first quarter of 2005.

The following summarizes information concerning our net positions in open interest rate swaps applicable to periods subsequent to December 31, 2004.

Interest Swaps:

	Principal Balance	Libor Rates
Period:
January 1, 2005 to November 1, 2005	$60,000,000	2.97%
November 1, 2005 to November 1, 2006	$55,000,000	4.29%
November 1, 2006 to November 1, 2007	$50,000,000	5.19%
November 1, 2007 to November 1, 2008	$45,000,000	5.73%

We did not designate any of the derivatives shown in the preceding tables as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense).